UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020 (May 13, 2020)

Brighthouse Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road

Charlotte, North Carolina 28277

(Address of principal executive offices and zip code)

(980) 365-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2020, Brighthouse Financial, Inc. (“Brighthouse Financial”) entered into the Senior Indenture, dated as of May 15, 2020 (the “Senior Indenture”), and the First Supplemental Indenture thereto, dated as of May 15, 2020 (the “First Supplemental Indenture” and, together with the Senior Indenture, the “Indenture”), between Brighthouse Financial and U.S. Bank National Association, as trustee. Pursuant to the Indenture, Brighthouse Financial issued and sold $500,000,000 aggregate principal amount of 5.625% Senior Notes due 2030 (the “Notes”). The Notes bear interest at a rate of 5.625% per year and will mature on May 15, 2030. Brighthouse Financial intends to use the net proceeds from this offering to repay approximately $496.1 million of borrowings under its unsecured term loan facility promptly after the closing of this offering.

The Notes were offered and sold pursuant to an effective shelf registration statement (the “Registration Statement”) on Form S-3, File No. 333-227190. The closing of the sale of the Notes occurred on May 15, 2020. The Senior Indenture and First Supplemental Indenture (which includes a form of Note) are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated by reference herein. The foregoing descriptions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

In connection with the sale of the Notes, Brighthouse Financial entered into an Underwriting Agreement with Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, which is filed as Exhibit 1.1 hereto. The opinion of Debevoise & Plimpton LLP, relating to the validity of the Notes is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

The exhibits (except Exhibit 104) to this Current Report on Form 8-K are incorporated by reference into the Registration Statement.

(d)	Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated May 13, 2020, among Brighthouse Financial, Inc. and Wells Fargo Securities, LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.

4.1	Senior Indenture, dated as of May 15, 2020, between Brighthouse Financial, Inc. and U.S. Bank National Association, as Trustee.

4.2	First Supplemental Indenture, dated as of May 15, 2020, between Brighthouse Financial, Inc. and U.S. Bank National Association, as Trustee.

4.3	Form of Note (included in Exhibit A to Exhibit 4.2).

5.1	Opinion of Debevoise & Plimpton LLP.

23.1	Consent of Debevoise & Plimpton LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ D. Burt Arrington
Name:	D. Burt Arrington
Title:	Corporate Secretary

Date: May 15, 2020